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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 13, 2007


                            CAS MEDICAL SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


          DELAWARE                       0-13839                 06-1123096
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)

              44 EAST INDUSTRIAL ROAD, BRANFORD, CONNECTICUT 06405 (Address of principal executive offices, including zip code)

                                 (203) 488-6056
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) In February 2007, the board of directors of CAS Medical Systems, Inc. ("CASMED") adopted an amendment to the CAS Medical Systems, Inc. 2003 Equity Incentive Plan (the "Incentive Plan"), subject to stockholder approval. The Incentive Plan previously provided that any awards thereunder of restricted stock or restricted stock units as to which the sole restriction relates to the passage of time and continued employment or director service, must have a restriction period of not less than three years. The Incentive Plan, as amended, deleted the three year minimum restriction period and provided that the restriction period for such awards will be determined by the Compensation Committee in its sole discretion. On June 13, 2007, at CASMED's annual meeting of stockholders, the amendment to the Incentive Plan was approved by CASMED's stockholders and became effective.

      The foregoing description of the amendment to the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the Incentive Plan, as amended, a copy of which was filed with the Securities and Exchange Commission as an exhibit to the Company's proxy statement for the 2007 annual meeting.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CAS MEDICAL SYSTEMS, INC.


Date: June 14, 2007                    By: /s/ Jeffery A. Baird
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                                           Jeffery A. Baird
                                           Chief Financial Officer
                                           and Principal Accounting Officer